UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5495 Bryson Drive, Suite 423 Naples, FL (Address of principal executive offices)	34109 (Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 20, 2014, the U.S. Securities and Exchange Commission (the “Commission”), via Release No. 72872 (the “Release”), ordered for the commencement of an Administrative Proceeding (File No. 3-16024) regarding FTE Networks, Inc., a Nevada corporation (the “Registrant”), at a to be determined time and place. The Commission alleged that the Registrant failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder (collectively, the “Allegations”). Further on August 20, 2014, in connection with the foregoing, the Commission announced the temporary suspension of trading in the securities of the Registrant, terminating at 11:59 p.m. EDT on September 3, 2014.

The Registrant does not intend to contest the Allegations. Upon completion of the independent auditor’s audit of the financial statements, the Registrant intends to expeditiously file a Registration Statement on Form 10 with the Commission to satisfy the requirements related to maintaining current and accurate information. The Company, a premier provider of solutions services in the telecommunications and technology vertical, will continue conducting its normal course of business during the audit and registration process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

Date: September 5, 2014

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